Exhibit 99.3

Semprae Laboratories, Inc.

Balance Sheets

(unaudited)

	September 30, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$166,319	$300,481
Accounts receivable, net of allowances of $61,079 and $59,648	65,275	72,969
Inventory	194,418	257,301
Prepaid expenses	40,770	50,311
Total current assets	466,782	681,062

Property and equipment, net of accumulated depreciation	102,571	193,437
Other noncurrent assets	-	20,310
Total assets	$569,353	$894,809

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$144,592	$128,657
Accrued expenses	378,088	437,228
Short term note payable	650,883	650,883
Total current liabilities	1,173,563	1,216,768

Warrant obligation	77,000	77,000

Commitments and contingencies

Series A 8% redeemable convertible preferred stock; $.0001 par value; 22,000,000 shares authorized; 20,890,026 shares issued and outstanding with a liquidation preference of $25,775,806 and $25,775,806 at September 30, 2013 and December 31, 2012, respectively	26,978,243	25,725,091

Stockholders’ deficit:
Common stock; $.0001 par value; 32,000,000 and 32,000,000 shares authorized; 2,854,010 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	264	264
Accumulated deficit	(27,659,717)	(26,124,315)
Total stockholders’ deficit	(27,659,453)	(26,151,150)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$569,353	$894,809

See accompanying notes.

Semprae Laboratories, Inc.

Statements of Operations

(unaudited)

	Year to date September 30,
	2013	2012

Net sales	$598,165	$1,244,762

Cost of sales	175,547	348,044
Selling and marketing	46,676	2,002,153
General and administrative	618,142	1,750,131
Total operating expenses	840,365	4,100,328

Loss from operations	(242,200)	(2,855,566)
Fixed asset disposal, net	(10,472)	-
Interest expense	(29,614)	(39,284)
Interest income	32	229

Net loss	$(282,254)	$(2,894,621)

See accompanying notes.

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Semprae Laboratories, Inc.

Statements of Cash Flows

(unaudited)

	Period Ended September 30, 2013	Period Ended September 30, 2012
Cash flows from operating activities
Net loss	$(282,251)	$(2,892,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	76,494	96,533
Loss on disposal of fixed assets	10,473	15,202
Change in fair value of warrant	-	21,000
Changes in operating assets and liabilities:
Accounts receivable	11,594	607
Other receivables	-	237,108
Inventory	62,883	122,195
Prepaid expenses	9,542	(4,805)
Other noncurrent assets	20,310	-
Accounts payable	15,935	(197,690)
Accrued expenses	(59,140)	393,169
Net cash used in operating activities	(134,161)	(2,208,977)

Cash flows from investing activities
Capital expenditures	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities
Repayment of notes payable	-	(227,501)
Net cash used in financing activities	-	(227,501)

Net (decrease)/increase in cash and cash equivalents	(134,161)	(2,436,478)
Cash and cash equivalents, beginning of period	300,481	3,280,878
Cash and cash equivalents, end of period	$166,319	$844,400

Supplemental disclosures
Noncash financing activities:
Cash paid for interest	$29,614	$39,284
Preferred stock dividend	$1,253,151	$1,253,151

See accompanying notes.

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Semprae Laboratories, Inc.

Notes to Financial Statements

September 30, 2013

1. Organization and Description of Business

Semprae Laboratories, Inc. (“Semprae” or the “Company”) was incorporated on June 30, 2008 (“inception”) in the State of Delaware for the purpose of selling and marketing specialty women’s healthcare products. In July and August 2008, the Company received bridge financing to fund the purchase of the assets of Zestra Laboratories, Inc. (“Zestra”) in connection with Zestra’s bankruptcy proceeding in the United States Bankruptcy Court of Delaware (the “Court”). On August 23, 2008, the Court approved the terms of an asset purchase agreement, in which Semprae agreed to pay $2,500,000 at closing and certain future contingent royalties and milestone payments for all of the assets of Zestra. The Company initially issued 8,500,000 shares of Series A Redeemable Convertible Preferred Stock in exchange for cash and the conversion of its Convertible Promissory Notes to fund the acquisition and ongoing business operations.

Since its inception, the Company has focused its efforts on building corporate infrastructure, supporting pre-existing Zestra business relationships, and rebranding the product, Zestra®. Zestra is a safe, patented blend of botanical oils and extracts which has been clinically proven to improve women’s sexual satisfaction.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

The Company had cash and cash equivalents of $166,319 as of September 30, 2013. Based on the Company’s most recent forecast, the Company is projecting the need to raise capital to fund its operations in 2014. There are no assurances that this capital will be available or on terms that are acceptable to the Company. The Company continues to seek investors to raise capital to finance its operations. These events raise significant doubt as to the company’s ability to continue as a going concern. On December 24, 2013, the Company was sold to Innovus Pharmaceuticals, Inc. in exchange for 3,201,776 shares of common stock of Innovus.

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2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the period presented.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts payable, accrued expenses, and note payable approximate their fair value due to their short maturities. The warrants are marked to market at the end of each reporting period and approximate their fair value based upon option pricing models.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

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2. Significant Accounting Policies (continued)

Concentration of Credit Risk and Major Sources of Revenue

The Company’s financial instruments that are exposed to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed federally insured limits. The Company places its cash and cash equivalents with high-credit quality financial institutions. Concentrations of credit risk, with respect to these financial instruments, exist to the extent of the amounts presented in the financial statements.

The following table identifies customers with revenues and/or accounts receivable that individually exceed 10% of the Company’s total revenues for the nine months ended September 30, 2013 and/or accounts receivable at September 30, 2013:

	Accounts Receivable	Revenue

Customer A	$34,637	$164,101

Inventory

Inventory, consisting primarily of finished goods, is valued at the lower of cost or market where cost is determined using the first-in, first-out method. Inventory is shown net of obsolescence and allowance for reducing the inventory cost to market. Obsolescence of inventory is determined based on shelf life or potential product replacement.

Property and Equipment

Property and equipment are recorded at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives. The initial cost of property and equipment consists of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Expenditures incurred after the fixed assets have been put into operation, such as repairs and maintenance, are charged to income in the period in which the costs are incurred. Major replacements, improvements and additions are capitalized in accordance with Company policy.

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2. Significant Accounting Policies (continued)

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company evaluates assets for potential impairment by comparing estimated future undiscounted net cash flows to the carrying amount of the asset. If the carrying amount of the assets exceeds the estimated future undiscounted cash flows, impairment is measured based on the difference between the carrying amount of the assets and fair value.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred, risk of loss has passed or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured. Revenue from sales transactions where the buyer has the right to return the product shall be recognized at the time of sale only if (1) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (2) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (3) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (4) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (5) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer and (6) the amount of future returns can be reasonably estimated.

Sales Allowances

The Company accrues for product returns, volume rebates and promotional discounts in the same period the related sale is recognized.

The Company’s product returns accrual is primarily based on estimates of future product returns over the period customers have a right of return, which is in turn based in part on estimates of the remaining shelf-life of products when sold to customers. Future product returns are estimated primarily based on historical sales and return rates. The Company estimates its volume rebates and promotional discounts accrual based on its estimates of the level of inventory of its products in the distribution channel that remain subject to these discounts. The estimate of the level of products in the distribution channel is based primarily on data provided by the Company’s customers.

In all cases, judgment is required in estimating these reserves, and actual claims for rebates, returns and promotional discounts could be materially different from the estimates.

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2. Significant Accounting Policies (continued)

Cost of Goods Sold

Cost of goods sold includes the cost of inventory, accounts receivable and inventory reserves. The Company is required to make royalty and milestone payments based upon the net sales of its marketed product, Zestra®. Royalty and milestone expenses are directly related to product sales, are paid on an annual basis, and are classified as cost of sales.

Stock-Based Compensation

Compensation cost is recognized for all share based payments granted and is based on the grant-date fair value estimated using the weighted-average assumption of the Black-Scholes option pricing models. The equity instrument is not considered to be issued until the instrument vests. As a result, compensation cost is recognized over the requisite service period with an offsetting credit to additional paid-in capital.

Fair value of equity instruments given to nonemployees as consideration for services rendered is recognized as a noncash charge to income over the vesting period. The equity instruments must be revalued on each subsequent reporting date until performance is complete with an adjustment recognized for any changes in the fair value of unvested awards.

Income Taxes

The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

3. Inventory

Inventories consist of the following at September 30, 2013 and December 31, 2012:

	2013	2012

Finished goods	$88,103	$151,031
Raw material	115,791	115,746

Reserve	(9,476)	(9,476)
	$194,418	$257,301

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4. Property and Equipment

Property and equipment consist of the following at September 30, 2013 and December 31, 2012:

	2013	2012

Production equipment	$266,941	$266,941
Office equipment, furniture and fixtures	-	55,616
Computer equipment and software	338,616	444,360

	605,557	766,917
Less accumulated depreciation	(502,986)	(573,480)
Property, plant and equipment, net	$102,571	$193,437

Depreciation expense was $76,494 and $143,334 for the periods ended September 30, 2013 and December 31, 2012, respectively.

5. Capital Structure

Preferred Stock

Conversion

Each share of Preferred Stock is, at the option of the holder, convertible into shares of common stock on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuances. The initial conversion price for the Preferred Stock is $1.00 per share. The Preferred Stock shall be automatically converted into common stock upon (a) the consummation of an initial public offering at an offering price which is not less than $5.00 per share in an offering with aggregate proceeds to the Company of not less than $40 million or (b) the vote of 66 2/3 % interest of the convertible preferred stock voting together as a single class.

Dividend Rights

Series A Convertible Preferred stockholders are entitled to receive out of legally available funds accruing and cumulative dividends at an annual rate of 8% per share. Dividends are payable only when declared by the Board of Directors. No dividends have been paid as of or for any period ended September 30, 2013. Dividends may be paid either in cash or by the issuance of additional shares of common stock (determined by the then fair market value) at the option of the preferred stockholders. The amount of cumulative dividends in arrears related to the Preferred Stock is $6,138,932 and $4,885,781 as of September 30, 2013 and December 31, 2012, respectively.

Liquidation Preferences

In the event of any liquidation, sale or merger, or winding up of the Company, the Series A Convertible Preferred stockholders are entitled to receive, in preference to the holders of common stock, an initial preference equal to one times the original purchase price per share plus all accrued and declared but unpaid dividends, then for any remaining assets, shall participate equally with the holders of common stock on an as-converted basis, until preferred stockholders receive a total of three times the original purchase price per share, plus accrued and unpaid dividends declared.

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5. Capital Structure (continued)

Redemption

If so elected by the holders of at least 66 2/3% of the then outstanding Series A Redeemable Convertible Preferred Stock, the Company shall be required to redeem all of the shares of Preferred Stock. The redemption price shall be the greater of (a) the original purchase price for such shares (as adjusted), plus any accrued but unpaid dividends or (b) the fair market value for such shares of Preferred Stock as agreed upon by the Board of Directors and the holders of at least 66 2/3% of the then outstanding holders of Series A Convertible Preferred Stock. As such, the Company classified its Redeemable Convertible Preferred Stock outside of Stockholders’ deficit.

Voting Rights

The Series A Redeemable Convertible Preferred stockholders will vote together with the common stockholders and not as a separate class except as specifically provided in the investment agreement or required by law.

Specifically, the preferred and common stock will vote separately on mergers, acquisitions, sale of all, or substantially all assets, and transactions that would result in a change of control. Each share of Preferred Stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such share of Preferred Stock.

Common Stock, Restricted Stock and Warrants

Common Stock and Restricted Stock

In September 2008, the Company issued 2,505,000 shares of $0.0001 par value restricted common stock to Semprae’s founders at a price of $0.0001 per share. All common shares issued to the Company’s founders were purchased for cash. In December 2008, the Company issued restricted common shares totaling 60,000 to a nonemployee director. The restricted common shares granted to founding employees vest (i.e., have a lapsing forfeiture provision) as follows: (a) 50% of the common stock vests on the date each founder commenced employment with the Company, (b) the remaining 50% vests in equal monthly installments over a four-year period. The vesting accelerates upon an approved sale or a liquidating event.

As of September 30, 2013 the Company reserved 29,145,990 shares of common stock for future issuance for the potential conversion of preferred stock and the exercise of common stock warrants, and for stock-based awards made under the 2008 Equity Incentive Plan, respectively.

Equity Incentive Plan and Stock-Based Compensation

On October 7, 2008, the Company’s Board of Directors and stockholders approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).

The 2008 Plan allows the Company to offer shares of its common stock to key employees, directors, advisors and consultants pursuant to option grants, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards. All stock-based awards under the 2008 Plan are made at not less than the fair market value on the date of grant.

Stock-based awards granted pursuant to the 2008 Plan generally vest as follows: 25% of the stock based awards vest after the first year, and the remaining 75% vest monthly over the next three years.

The following range of assumptions was used to compute employee stock-based compensation under the Black-Scholes option pricing model for 2012.

Risk-free interest rate	1.6%
Expected volatility	51%
Expected dividend yield	0%
Expected life (in years)	6.25
Weighted average grant date fair value for options granted in 2012	$0.17

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5. Capital Structure (continued)

The risk-free rate for periods within the expected life of the option is based on implied yields on U.S. Government Issues in effect at the time of grant. Expected volatility is based upon an appropriate peer group within the Company’s industry sector. The expected life of the awards represents the period of time that options granted are expected to be outstanding. The Company used the most up-to-date historical information to estimate forfeitures. Compensation cost is recognized using a straight-line method over the vesting or service period, which is typically four years.

The following table summarizes option activity for the Company’s common stock for the years ended September 30, 2013 and December 31, 2012:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)

Options exercisable at December 31, 2011	417,083	0.12	2.76
Granted	1,710,401	0.12
Exercised	-
Forfeited	(183,520)	0.14
Outstanding at December 31, 2012	1,943,964	0.12	2.14

Options exercisable at December 31, 2012	267,774	0.13
Granted	-
Exercised	-
Forfeited	(1,943,964)	0.12
Outstanding at September 30, 2013	-

Options exercisable at September 30, 2013	-	-	-

For the period ended September 30, 2013 and December 31, 2012, the Company recorded stock-based compensation expense of $0 and $31,100, respectively, in selling, general and administrative expenses which represents the fair value of awards to employees which vested during that period. There was no unrecognized compensation cost related to unvested restricted stock shares or stock options as of September 30, 2013. The Company terminated its employees during 2012 and the first quarter of 2013. All options expired by their terms as they were not exercised by employees following the termination

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5. Capital Structure (continued)

The following table sets forth Semprae’s restricted stock activity as of September 30, 2013 and December 31, 2012:

	Restricted Stock
	Number of Shares	Weighted-Average Grant Date Fair Value

Nonvested at December 31, 2011	251,926	$0.12
Granted
Vested	(177,926)
Forfeited
Nonvested at December 31, 2012	74,000	0.12
Granted
Vested	(58,750)
Forfeited	(15,250)
Nonvested at September 30, 2013	-	$-

Warrants

On July 18, 2008, in conjunction with the original bridge financing, the Company issued warrants to Quaker BioVentures II, L.P., and a third-party investor to the Company. These warrants represent a right to purchase 250,000 common stock of the Company at an exercise price of $0.01 per share. The warrants will terminate on July 18, 2018.

On January 9, 2010, in conjunction with a Convertible Loan Agreement the Company issued warrants to the New Jersey Economic Development Authority (“NJEDA”). These warrants represent the right to purchase 175,000 shares of Preferred Stock at $1.00 per share with an expiration date of January 1, 2019. The Company allocated an estimated fair value of $77,000 which was determined using an option pricing model and was accounted for as a liability subject to mark-to-market adjustment each period. There was no significant change in the fair value of the warrants between December 31, 2012 and September 30, 2013.

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6. Secured Convertible Promissory Note

On January 9, 2010, the Company entered into a Convertible Loan Agreement and a Secured Convertible Promissory Note (collectively referred to as the “Agreement”) with the New Jersey Economic Development Authority (“NJEDA”) through which the NJEDA has made up to $1,000,000 available to the Company though January 1, 2014. Through September 30, 2013 the company borrowed $1,000,000 under this agreement. The outstanding principle accrues interest at 6% per annum. Interest on any outstanding borrowings will be added to the outstanding amount through January 1, 2011. Thereafter, the original principle amount plus accrued interest is due and payable in 36 months installments through January 1, 2014. The debt is secured by the assets of the Company subordinate to the preferred stockholders interest in the Company’s intellectual property and, subject to certain conditions, is convertible at the option of NJEDA into the Company’s Preferred Stock. As of September 30, 2013, the Company classified the convertible promissory note as current given its liquidity position. Of the aggregate proceeds of $1,000,000, the Company allocated an estimated fair value of $11,550 to the warrants issued in connection with the loan, which was fully accreted to interest expense through December 31, 2012.

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